File No. 333-195478
As filed with the Securities and Exchange Commission on March 26, 2019
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hines Global REIT, Inc.
(Exact name of registrant as specified in its charter)

Maryland	26-3999995
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Address, including zip code, and telephone number, including area code, of registrant’s principal place of business)

Sherri W. Schugart
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118
(888) 220-6121
(Name, address, including zip code, and telephone number, including area code, of registrant’s agent for service)

With a copy to:
Alice L. Connaughton, Esq.
Morrison & Foerster LLP
2000 Pennsylvania Avenue, Suite 6000
Washington, DC 20006
(202) 887-1500
Approximate date of commencement of proposed sale to the public: Not applicable.

If the only Securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Deregistration of Shares

In accordance with the undertaking of Hines Global REIT, Inc. (the “Company”) set forth in its registration statement on Form S-3D (File No. 333-195478) filed on April 24, 2014 (the “Registration Statement”), the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to terminate the registration and deregister $98,647,169 in unsold shares of its common stock (the “Unsold Shares”) that were registered but were not sold as part of the Company’s offering of up to $500,000,000 of shares of its common stock pursuant to its distribution reinvestment plan (the “DRP Offering”). By filing this Post-Effective Amendment No. 1 to the Registration Statement for the DRP Offering, the Company hereby deregisters all the Unsold Shares.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 26, 2019.

HINES GLOBAL REIT, INC.

By:	/s/ Sherri W. Schugart
Sherri W. Schugart President, Chief Executive Officer, and Director

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement on Form S-3D has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeffrey C. Hines	Chairman of the Board of Directors	March 26, 2019
Jeffrey C. Hines*

President, Chief Executive Officer,
/s/ Sherri W. Schugart	and Director	March 26, 2019
Sherri W. Schugart	(Principal Executive Officer)

/s/ Ryan T. Sims	Chief Financial Officer and Secretary	March 26, 2019
Ryan T. Sims*	(Principal Financial Officer)

/s/ J. Shea Morgenroth	Chief Accounting Officer and Treasurer	March 26, 2019
J. Shea Morgenroth	(Principal Accounting Officer)

/s/ Charles M. Baughn	Director	March 26, 2019
Charles M. Baughn*

/s/ Jack L. Farley	Director	March 26, 2019
Jack L. Farley*

/s/ Thomas L. Mitchell	Director	March 26, 2019
Thomas L. Mitchell*

/s/ John S. Moody	Director	March 26, 2019
John S. Moody*

/s/ Peter Shaper	Director	March 26, 2019
Peter Shaper*

* Signed on behalf of the named individuals by J. Shea Morgenroth under power of attorney.

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